Exhibit 99.1

Molecular Templates Announces 1-for-15 Reverse Stock Split

AUSTIN, Texas, August 11, 2023 (GLOBE NEWSWIRE) - Molecular Templates, Inc., (Nasdaq: MTEM) (the “Company”), a clinical-stage biopharmaceutical company developing novel therapeutics for oncology with potent differentiated mechanisms of action, today announced that the Board and stockholders of the Company approved a 1-for-15 reverse stock split of the Company’s common stock at a special meeting of the Company held on August 11, 2023. The reverse stock split will take effect after the close of trading on The Nasdaq Capital Market at 5:00 p.m. Eastern Time, on Friday, August 11, 2023. The Company’s common stock will open for trading under a new CUSIP number 608550 208 on The Nasdaq Capital Market on August 14, 2023, on a split-adjusted basis under the current ticker symbol “MTEM.” The reverse stock split is intended to increase the per share trading price of the Company’s common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

The 1-for-15 reverse stock split will automatically convert 15 current shares of the Company’s common stock into one share of common stock. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of the Company’s common stock following the reverse stock split will receive a cash payment in lieu thereof at a price equal to that fractional share to which the stockholder would otherwise be entitled multiplied by the closing sale price of the common stock on The Nasdaq Capital Market, as adjusted for the reverse stock split, on Friday, August 11, 2023.

The reverse split will reduce the number of shares of outstanding common stock from approximately 80,612,816 shares, the number of shares outstanding as of August 11, 2023, to approximately 5,374,187 shares. The total authorized number of shares will not be reduced. Proportional adjustments will also be made to the exercise and conversion prices of the Company’s outstanding stock options, warrants, and convertible securities, and to the number of shares issued and issuable under the Company’s stock incentive plans.

Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Computershare Trust Company, N.A., will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-split number of shares, and any payments in cash in lieu of fractional shares, if applicable.

About Molecular Templates, Inc.

Molecular Templates is a clinical-stage biopharmaceutical company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and relate to future events or circumstances and the Company’s future performance. These statements include, without limitation, statements related to, among other things, strategy, future operations, future clinical development, prospects, plans and objectives of management and the Company’s ability to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. These statements and estimates are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company’s business. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Various factors could cause actual results to differ materially from these estimates and those discussed or implied in the forward-looking statements, including market and other conditions and the Company’s ability to obtain capital when and as needed to continue its ongoing operations. Other important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Molecular Templates’ assets and business, are disclosed in the Company’s SEC filings, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and any subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Contacts:

Grace Kim

grace.kim@mtem.com